Exhibit 23.2
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              Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
 Automatic Data Processing, Inc.:
We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-3 of our reports dated August
15, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30,
1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
New York, New York
October 7, 1994